EXHIBIT 10(viii)

RENT REVIEW MEMORANDUM

Lease	An underlease of the Premises described below dated 25 November 2002 and made between (1) Heron Quays (HQ4) T1 Limited and Heron Quays (HQ4) T2 Limited (2) Canary Wharf Management Limited and (3) The Northern Trust Company

Premises	The land and the buildings known as Level B1M and Floors 9 – 11 of Building HQ4 50 Bank Street Canary Wharf London E14 (and being more particularly described in the Lease)

Landlord	HERON QUAYS (HQ4) T1 LIMITED whose registered office is at One Canada Square Canary Wharf London E14 5AB (No. 4290518) and HERON QUAYS (HQ4) T2 LIMITED whose registered office is at One Canada Square Canary Wharf London E14 5AB (No. 4290517)

Tenant	THE NORTHERN TRUST COMPANY registered in the State of Illinois whose registered office is at 50 South LaSalle Street Chicago Illinois 60675 USA and whose address for service in the UK is 50 Bank Street London E14 5NT (No. BR001960)

Pursuant to schedule 3 of the Lease the Landlord and the Tenant hereby record that the annual rent payable under the Lease was increased to TWO MILLION THREE HUNDRED AND SIXTY-SIX THOUSAND AND EIGHTY-ONE POUNDS (£2,366,081.00) (exclusive of VAT) with effect from 1 April 2007 (subject to the provisions for further review therein contained)

Dated	30 May 2008

Signed by

/s/ Russell Lyons
authorised on behalf of the Landlord

Signed by

/s/ David Curtin
authorised on behalf of the Tenant